PROSPECTUS Dated November 14, 2005                                            Pricing Supplement No. 38 to
PROSPECTUS SUPPLEMENT                                                Registration Statement No. 333-129243
Dated November 14, 2005                                                             Dated January 17, 2006
                                                                                            Rule 424(b)(2)

                                                       $10,000,000
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                               --------------------------

                            Performance Enhanced Index-Linked Securities due January 23, 2011
                                  Based on the Value of a Basket of Five Asian Indices

Unlike ordinary debt securities, the securities do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $1,000 principal amount of securities that you hold an amount in cash, that will vary depending upon the value of a basket of five indices over the term of the securities and on six determination dates during the six months prior to the maturity of the securities.

o    The basket indices are the Nikkei 225(R) Index, the MSCI China IndexSM, the Kospi 200(R) Index, the MSCI Taiwan
     IndexSM and the Hang Seng(R) Index, each of which we refer to as a basket index and collectively as the basket indices. The fractional value of each basket index included in the basket was determined by a multiplier, as set forth in this pricing supplement, based on the weighting and the closing value of each basket index on the index business day immediately succeeding January 17, 2006, the day we priced the securities for initial sale to the public. The initial basket value is 100.

o    The principal amount and issue price of each security is $1,000.

o    We will not pay interest on the securities.

o    At maturity, for each $1,000 principal amount of securities that you hold, you will receive an amount per security, based on the increase, and in certain scenarios on the decrease, of the final average basket value from the initial basket value.

o    The final average basket value will equal the arithmetic average of the basket closing values on August 20, 2010,
     September 20, 2010, October 20, 2010, November 20, 2010, December 20, 2010 and January 18, 2011, which we refer to as the determination dates.

          >>   The basket closing value on any determination date will equal the sum of the products of (i) the closing value of each basket index times (ii) the multiplier for such basket index, as determined on such determination date.

     o    If at maturity the final average basket value is greater than the initial basket value, the payment at maturity will equal $1,000 plus a supplemental redemption amount equal to (i) $1,000 times (ii) the percent increase in the basket value times (iii)132%, which we refer to as the participation rate.

     o    If at maturity the final average basket value is less than or equal to the initial basket value, and the basket value has not decreased to or below 75, which we refer to as the trigger level, at any time on any index business day from and including the index business day immediately succeeding the pricing date to and including the final determination date, the payment at maturity will equal $1,000. The trigger level corresponds to a basket value that is 75% of the initial basket value. The basket value at any time on any index business day will equal the sum of the products of (i) the index value of each basket index, as determined at such time, times (ii) the respective multiplier for each such basket index.

     o    If the final average basket value is less than or equal to the initial basket value, and the basket value has decreased to or below the trigger level at any time on any index business day from and including the index business day immediately succeeding the pricing date to and including the final determination date, the payment at maturity, if any, will equal (i) $1,000 times (ii) the basket performance factor.

     o    The basket performance factor will equal the final average basket value divided by the initial basket value, and will be less than or equal to 1.0.

o    Investing in the securities is not equivalent to investing in the basket indices or their component stocks.

o    The securities will not be listed on any securities exchange.

o    The CUSIP number for the securities is 61747Y451.

You should read the more detailed description of the securities in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Securities."

The securities are riskier than ordinary debt securities.  See "Risk Factors" beginning on PS-8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                 -----------------------
                                                 PRICE 100% PER SECURITY
                                                 -----------------------

                                                             Price to          Agent's
                                                              Public        Commissions(1)     Proceeds to Company
                                                        ---------------- ------------------- ----------------------
Per Security...........................................       100.00%           3.00%                97.00%
Total..................................................     $10,000,000        $300,000            $9,700,000

-------------------------
(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the securities, see the section of this pricing supplement called "Description of Securities--Supplemental Information Concerning Plan of
Distribution".

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The securities may not be offered or sold to the public in Brazil. Accordingly, the offering of the securities has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be
offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The securities may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent
has not issued and will not issue any advertisement, invitation or document relating to the securities, whether in Hong
Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in
Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The securities have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the securities to the public in Singapore.

     Additionally, the securities may be sold, disposed or exchanged only in transactions with us or our affiliates and may not be sold, disposed or exchanged in any sort of transaction with another party without our prior written consent.

                                                          PS-2

========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the securities we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The securities offered are medium-term debt securities of Morgan Stanley. The return on the securities at maturity is based on the value of a basket of indices composed of the Nikkei 225(R) Index, the MSCI China IndexSM, the Kospi
200(R) Index, the MSCI Taiwan IndexSM and the Hang Seng(R) Index.

     "Nikkei 225(R) Index" is a trademark of Nihon Keizai Shimbun, Inc.; "MSCI(R)," "MSCI China IndexSM" and "MSCI
Taiwan IndexSM" are service marks of Morgan Stanley Capital International; "Kospi 200(R) Index" is a trademark/service mark of the Korea Stock Exchange; and "Hang Seng(R) Index" is a trademark of Hang Seng Data Services Limited. Morgan
Stanley is licensed or expects to be licensed to use such trademarks and service marks.

Each security costs $1,000       We, Morgan Stanley, are offering Performance Enhanced Equity-Linked Securities due
                                 January 23, 2011 Based on the Value of a Basket of Five Asian Indices, which we refer to as the securities. The principal amount and issue price of each security is $1,000.

                                 The original issue price of the securities includes the agent's commissions paid with respect to the securities and the cost of hedging our obligations under the securities.
                                 The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Securities--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the securities do not pay interest and do not
principal; no interest           guarantee any return of principal at maturity. If the final average basket value is less than or equal to the initial basket value, and the basket value has decreased to or below the trigger level at any time on any index business day from and including the index business day immediately succeeding January 17, 2006, the day we priced the securities for initial sale to the public, which we refer to as the basket setting date, to and including January 23, 2011, which we refer to as the final determination date, we will pay to you an amount in cash per security that is less than the $1,000 issue price of each security by an amount proportionate to the decrease in the value of the basket. The final determination date is subject to adjustment for certain market disruption events.

The initial basket value         The basket is weighted among the basket indices as described below, and the
equals 100                       initial basket value is 100.  The fractional value of each basket index included in the basket was determined by a multiplier calculated so that each basket index represents its applicable weighting in the initial basket value (as set forth below), based on the closing value of each basket index on the basket setting date.  If a market disruption event occurs on the basket setting date with respect to any basket index, the closing value of such index (but not of the other unaffected basket indices) used to determine its multiplier will be the closing value of such basket index on the next succeeding index business day on which no market disruption event occurs.

The basket                       The basket is composed of five indices: the Nikkei 225 Index, the MSCI China
                                 Index, the Kospi 200 Index, the MSCI Taiwan Index and the Hang Seng Index.  The
                                 following table sets forth, for each of the basket indices, the percentage of the initial basket value represented by such basket index, the closing value of such basket index used to calculate its multiplier and the multiplier:

                                                          PS-3

========================================================================================================================

                                                        Percentage Weight
                                                        of Initial Basket           Initial
                                   Basket Index              Value             Closing Value      Multiplier
                                 ------------------- ---------------------- ------------------- -------------
                                 Nikkei 225 Index            30%                 15341.18        0.00195552
                                 MSCI China Index            20%                    31.93        0.62637019
                                 Kospi 200 Index             20%                   173.81        0.11506818
                                 MSCI Taiwan Index           20%                   274.32        0.07290755
                                 Hang Seng Index             10%                 15481.21        0.00064594

                                 The multiplier for each basket index is a fractional value of that basket index calculated so that each basket index represents its respective percentage weight of the initial basket value of 100 based on the closing value of each basket index on the basket setting date.

                                 The multiplier for each of the basket indices will remain constant for the term of the securities.

Payment at maturity              At maturity, you will receive for each $1,000 principal amount of securities that you
depends on the value of the      hold an amount in cash, determined as follows:
basket

                                 o    If the final average basket value is greater than the initial basket value, $1,000 plus the supplemental redemption amount,

                                      where

                        supplemental redemption amount  =  $1,000  x  basket percent increase  x  participation rate and where

                                                                    final average basket value - initial basket value
                                        basket percent increase  =  -------------------------------------------------
                                                                                    initial basket value

                                      and where

                                         participation rate  =  132%

                                 o    If at maturity the final average basket value is less than or equal to the initial basket value, and the basket value has not decreased to or below 75, which we refer to as the trigger level, at any time on any index business day from and including the basket setting date to and including the final determination date, $1,000.  The trigger level corresponds to a basket value that is 75% of the initial basket value.

                                 o    If at maturity the final average basket value is less than the initial basket value, and the basket value has decreased to or below the trigger level at any time on any index business day from and including the basket setting date to and including the final determination date, $1,000 times the basket performance factor,

                                      where,

                                                                      final average basket value
                                        basket performance factor  =  --------------------------
                                                                         initial basket value

                                 Because the basket performance factor will be less than 1.0, this payment will be less than the $1,000 principal amount per security, and may be zero.

                                                          PS-4

========================================================================================================================

                                 Please refer to the graph titled "Hypothetical Payouts on the Securities at
                                 Maturity" on PS-6, which illustrates the performance of the securities at maturity assuming a range of hypothetical percentage changes in the closing value.  The graph does not show every situation that may occur.

                                 You can review the historical values of each of the basket indices and a graph of historical basket closing values based on illustrative multipliers for the period
                                 January 1, 2001 through January 18, 2006 in the section of this pricing supplement called "Description of Securities--Historical Information."

                                 Investing in the securities is not equivalent to investing in any of the basket indices or any of their component stocks.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its
Calculation Agent                successors, which we refer to as MS & Co., to act as calculation agent for JPMorgan
                                 Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co. will determine the final average basket value on the final determination date, the basket performance factor, the payment to you at maturity and whether a market disruption event has occurred.

Where you can find more          The securities are senior notes issued as part of our Series F medium-term note
information on the securities    program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 14, 2005.  We describe the basic features of this type of security in the sections of the prospectus supplement called "Description of Notes--Fixed Rate Notes" and
                                 "--Exchangeable Notes."

                                 Because this is a summary, it does not contain all of the information that may be important to you.  For a detailed description of the terms of the securities, you should read the "Description of Securities" section in this pricing supplement.
                                 You should also read about some of the risks involved in investing in the securities in the section called "Risk Factors."  The tax treatment of investments in equity-linked securities such as these may differ from that of investments in ordinary debt securities or common stock.  See the section of this pricing supplement called "Description of Securities--United States Federal Income
                                 Taxation."  We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the securities.

How to reach us                  You may contact our principal executive offices at 1585 Broadway, New York, New
                                 York 10036 (telephone number (212) 761-4000).

                                                          PS-5

========================================================================================================================

                                   HYPOTHETICAL PAYOUTS ON THE SECURITIES AT MATURITY

     At maturity, if the final average basket value is greater than the initial basket value, for each $1,000 principal amount of securities that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000. The supplemental redemption amount will be calculated on the final determination date and is equal to
(i) $1,000 times (ii) the basket percent increase (iii) times 132%, which we refer to as the participation rate.

     However, if at maturity the final average basket value is lower than the initial basket value, you may receive only the $1,000 principal amount of each security or, if at any time on any index business day from and including the index business day immediately succeeding the pricing date to and including the final determination date, the closing value drops below 75, which we refer to as the trigger level, you may receive an amount less then the $1,000 principal amount of the securities, which amount may be zero.

     Presented below is a hypothetical example showing how the payout on the securities, including the supplemental redemption amount, is calculated.

Example:

The final average basket value is 50% greater than the initial basket value.

Initial Basket Value:               100
Participation Rate:                 132%
Trigger Level:                      75, which is 75% of the Initial Basket Value
Issue Price (per security):         $1,000

Hypothetical Final Average Basket Value: 150

                                  final  average  basket  value -  initial basket value      50
         Basket Percent      =    -----------------------------------------------------  =  ------    =  .5
         Increase                             initial basket value                           100

Supplemental Redemption Amount per security     =    $1,000     x     .5 x 1.32   =  $660

     In the example above, the total payout at maturity per note will equal $1,660, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $660.

     The payout at maturity, if any, is based on the final average basket value, which equals the arithmetic average of the basket closing values on the six determination dates over the term of the securities. Because the basket closing values may be subject to significant fluctuation during the final six months of the term of the securities, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the basket closing values on the determination dates on the amount payable to you at maturity, if any. However, the basket closing values may not increase or decrease over the final six months of term of the securities in accordance with any of the trends depicted by the hypothetical examples below.

     The following examples illustrate the payment at maturity on the securities for a range of hypothetical final average basket values and, to illustrate the effect of the trigger level, a range of hypothetical intraday basket values on interim dates during the term of the securities.

                                                          PS-6

========================================================================================================================

These examples are based on the following terms:

o    Initial Basket Value:             100

o    Participation Rate:               132%

o    Trigger Level:                    75, which is 75% of the Initial Basket Value

o    Issue Price (per security):       $1,000

                                       --------------------------------------------------------------------------
                                           Example 1           Example 2           Example 3           Example 4
-----------------------------------------------------------------------------------------------------------------
                Initial Basket Value:         100                 100                 100                 100
-----------------------------------------------------------------------------------------------------------------
  Lowest Basket Value during the term          65                  45                  76                 60
                   of the securities:
-----------------------------------------------------------------------------------------------------------------
          Final Average Basket Value:         160                  50                  80                 90
-----------------------------------------------------------------------------------------------------------------
      Supplemental Redemption Amount:         $792                 $0                  $0                 $0
-----------------------------------------------------------------------------------------------------------------
     Payment at Maturity (on a $1,000        $1,792               $500               $1,000              $900
                         investment):
-----------------------------------------------------------------------------------------------------------------

o    In Example 1, the final average basket value is greater than the initial basket value. Therefore, the payout at maturity will be $1,792, which is equal to the principal amount of $1,000 plus the supplemental redemption amount of $792.

o    In Example 2, the final average basket value is lower than both the initial basket value and the trigger level.
     Because the final average basket value is less than the initial basket value, no supplemental redemption amount is payable and because the basket value has decreased below the trigger level during the term of the securities, the payout at maturity will be $500, which is equal to the product of the basket performance factor, in this case .5, and the principal amount of $1,000, calculated as follows:

                                                500
           Payment at Maturity =  $1,000  x  ---------    =  $500
                                              1,000

     The payment at maturity is less than the principal amount of $1,000.

o    In Example 3, the final average basket value is less than the initial basket value, but at no point during the term of the securities has the basket value decreased to or below the trigger level. Because the final average basket value is less than the initial basket value, no supplemental redemption amount will be paid on the securities.
     However, because the basket value has never decreased to or below the trigger level during the term of the securities, the payout at maturity will equal $1,000. In this case, the return on the securities at maturity of 0%
     is greater than the simple basket return of -20%.

o    In Example 4, the final average basket value is lower than the initial basket value. In addition, during the term of the securities the basket value decreased to 60, below the trigger level. Because the final average basket value is less than the initial basket value, there is no supplemental redemption amount and because the basket value has decreased below the trigger level during the term of the securities, the payout at maturity will equal $900, which is equal to the product of the basket performance factor, in this case .9, and the principal amount of $1,000.

     The payment at maturity is less than the principal amount of $1,000.

You can review the historical values of each of the basket indices and a graph of historical basket values based on illustrative multipliers for the period January 1, 2001 through January 18, 2006 in the section of this pricing supplement called "Description of Securities--Historical Information."

                                                          PS-7

========================================================================================================================

                                                      RISK FACTORS

     The securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, do not pay interest or guarantee any return of principal at maturity. This section describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

The securities do not pay        The terms of the securities differ from those of ordinary debt securities in that
interest or guarantee return     we will not pay you interest on the securities or guarantee to pay you the
of principal                     principal amount of the securities at maturity.  Instead, at maturity you will receive for each $1,000 principal amount of securities that you hold an amount in cash based upon the basket value over the term of the securities and at maturity.

                                    o   If the final average basket value is greater than the initial basket value, you will receive an amount in cash equal to $1,000 plus a supplemental redemption amount. The payment of $1,000 plus the supplemental redemption amount at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.

                                    o   If the final average basket value is less than or equal to the initial basket value and the basket value has not decreased to or below the trigger level at any time on any index business day from and including the basket setting date to and including the final determination date, you will receive the $1,000 principal amount of the securities. The payment of the $1,000 issue price at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

                                    o   If the final average basket value is less than the initial basket value and the basket value has decreased to or below the trigger level at any time on any index business day from and including the basket setting date to and including the final determination date, you will receive an amount in cash that is less than the $1,000 principal amount of each security by an amount proportionate to the decrease in the value of the basket. In such case, you may suffer a loss of all or a significant amount of your investment in the securities.

                                 See "Hypothetical Payouts on the Securities at Maturity" on PS-6 for more detail on the possible payouts on the securities at maturity.

The securities will not be       The securities will not be listed on any securities exchange.  Therefore, there may
listed                           be little or no secondary market for the securities.  MS & Co. currently intends to act as a market maker for the securities but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the securities easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the securities.

Market price of the securities   Several factors, many of which are beyond our control, will influence the value of
may be influenced by many        the securities and the price at which MS & Co. may be willing to purchase or sell
unpredictable factors            the securities in the secondary market, including:

                                    o   the value of each of the basket indices at any time and, in particular, on the specified determination dates

                                    o   the volatility (frequency and magnitude of changes in price) of the basket

                                                          PS-8

========================================================================================================================

                                    o   whether or not the basket value has decreased to or below the trigger level at any time on any index business day during the term of the securities

                                    o   interest and yield rates in the U.S. and Asian markets

                                    o   the dividend rate on the stocks underlying the basket indices

                                    o   geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities underlying the basket indices or stock markets generally and which may affect the final average basket value

                                    o   the time remaining until the securities mature

                                    o   our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the issue price if at the time of sale or on any earlier determination dates the basket closing value is at, below or not sufficiently above the initial basket value, or if the basket value has fallen below the trigger level at any time.

The notes are subject to         The basket is composed, in part, of indices which are quoted and traded in U.S.
currency exchange risk           dollars and may trade differently from their underlying stock, which is quoted and traded in foreign currencies.  Fluctuations in the exchange rate between these foreign currencies and the U.S. dollar may affect the U.S. dollar equivalent of the foreign currency prices of the stocks underlying these indices on their respective stock exchanges and, as a result, may affect the market price of the stocks underlying the basket indices, which may consequently affect the market value of the securities and the supplemental redemption amount, if any, you may receive at maturity of the notes.

                                 Of particular importance to potential currency exchange risk are:

                                 o    existing and expected rates of inflation

                                 o    existing and expected interest rate levels

                                 o    the balance of payments

                                 o    the extent of governmental surpluses or deficits in the relevant foreign countries and the United States of America

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase securities in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities.  In addition, any such prices may differ from values determined by pricing models used by MS &
                                 Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or   Price movements in the basket indices may not correlate with each other. At a time when
more of the basket indices may   the value of one or more of the basket indices increases, the value of one or more of
offset each other                the other basket indices may not increase as much or may decline. Therefore, in calculating the final average basket value on each of the determination dates, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices. You can review the historical prices of each of the basket indices for each calendar quarter in the period from January 1, 2001 through January 18, 2006 and a graph of historical basket values for the same period in this pricing supplement under
                                 "Description of Securities--Historical Information."

                                                          PS-9

========================================================================================================================

                                 You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the levels of any of the basket indices will be offset by decreases in the levels of other basket indices, based on their historical performance.  In addition, there can be no assurance that the final average basket value will be higher than 100 so that you will receive at maturity an amount in excess of the principal amount of the securities, or any amount at all.

You have no shareholder rights   As in investor in the securities, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie any basket index.

Adjustments to the basket        Nihon Keizai Shimbun, Inc., which we refer to as Nikkei, the publisher of the
indices could adversely affect   Nikkei 225 Index, is responsible for calculating and maintaining the Nikkei 225
the value of the securities      Index.  Morgan Stanley Capital International, which we refer to as MSCI, is responsible for calculating and maintaining the MSCI Indices.  The Korea Stock
                                 Exchange, the publisher of the Kospi 200 Index, is responsible for calculating and maintaining the Kospi 200 Index.  HSI Services Limited, the publisher of the Hang
                                 Seng Index, is responsible for calculating and maintaining the Hang Seng Index.

                                 The publisher of any of the basket indices can add, delete or substitute the stocks underlying the basket index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the basket indices. Any of these actions could adversely affect the value of the securities.

                                 The publisher of any of the basket indices may also discontinue or suspend calculation or publication of any of the basket indices at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS &
                                 Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If
                                 MS & Co. determines that there is no appropriate successor index on any determination date, the final average basket value will be an amount based on the closing values of the remaining basket indices and the closing prices of the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the closing value last in effect prior to discontinuance of the applicable basket index.

There are risks associated       The underlying stocks that constitute the basket indices have been issued by
with investments in securities   companies in various foreign countries.  Investments in securities indexed to the
indexed to the value of          value of foreign equity securities involve risks associated with the securities
foreign equity securities        markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

                                 The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.
                                 Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

                                                          PS-10

========================================================================================================================

Investing in the securities is   Investing in the securities is not equivalent to investing in the basket indices or
not equivalent to investing in   their component stocks.  Because the final average basket value is based on the
the basket indices               closing value of the basket on the six determination dates during the final six months of the term of the securities, it is possible for the final average basket value to be lower than the initial basket value even if the value of the basket at maturity is higher than the initial basket value.  A decrease in the basket value on any one determination date could more than offset the increases in the basket value on other determination dates.

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the securities.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. has determined the initial basket value and the multipliers and will determine the final average basket value and calculate the basket performance factor, supplemental redemption amount, if any, and the payment you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value in the event of a discontinuance of a basket index, may affect the payout to you at maturity.  See the sections of this pricing supplement called
                                 "Description of Securities--Market Disruption Event" and "--Discontinuance of a
                                 Basket Index; Alteration of Method of Calculation."
                                 The original issue price of the securities includes the agent's commissions and certain costs of hedging our obligations under the securities.  The subsidiaries through which we hedge our obligations under the securities expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours have carried out, and will continue to carry
by the calculation agent and     out, hedging activities related to the securities (and possibly to other
its affiliates could             instruments linked to the basket indices or their component stocks), including
potentially adversely affect     trading in the stocks underlying the basket indices as well as in other instruments
the values of the basket         related to the basket indices.  MS & Co. and some of our other subsidiaries also
indices                          trade the stocks underlying the basket indices and other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the initial basket value and, as a result, could have increased the values at which the basket indices must close on the determination dates before you receive a payment at maturity that is equal to or exceeds the principal amount on the securities.
                                 Additionally, such hedging or trading activities during the term of the securities could potentially affect the values of the basket indices on any date during the term of the securities, including the determination dates and, accordingly, the amount of cash you will receive at maturity.

Tax treatment                    You should also consider the U.S. federal income tax consequences of investing in the securities.  There is no direct legal authority as to the proper tax treatment of the securities.  In the opinion of our special tax counsel, an investment in a security should be treated as an "open transaction" with respect to the Basket for
                                 U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of Securities--United States Federal Income
                                 Taxation--General."  Under this treatment, if you are a U.S. taxable investor, you should not be required to accrue any income during the term of a security; but you should recognize capital gain or loss at maturity or upon a sale, exchange, or other disposition of a security in an amount equal to the difference between the amount realized and your tax basis in the security.  However, due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the Internal Revenue Service (the "IRS") will accept, or that a court will uphold, this characterization and treatment.  If the IRS were successful in asserting an alternative characterization or treatment, the timing and character of income

                                                         PS-11

========================================================================================================================

                                 thereon would be significantly affected.  Please read carefully the section of this pricing supplement called "Description of Securities--United States Federal Income
                                 Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Securities--United States Federal Income
                                 Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-12

========================================================================================================================

                                                DESCRIPTION OF SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Securities" refers to each $1,000 principal amount of our Performance Enhanced Index-Linked Securities due January 23,
2011, Based on the Value of a Basket of Five Asian Indices. In this pricing supplement, the terms "we," "us" and "our"
refer to Morgan Stanley.

Aggregate Principal Amount...   $10,000,000

Original Issue Date
(Settlement Date)............   January 23, 2006

Maturity Date................   January 23, 2011, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the final Determination Date for calculating the
                                Final Average Basket Value.

                                If, due to a Market Disruption Event or otherwise, the final Determination Date with respect to any Basket Index is postponed so that it falls less than two scheduled
                                Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the latest final Determination Date with respect to any
                                Basket Index so postponed. See "--Determination Dates" below.

Issue Price..................   $1,000 per Security (100%)

Denominations................   $1,000 and integral multiples thereof

CUSIP Number.................   61747Y451

Interest Rate................   None

Specified Currency...........   U.S. dollars

Payment at Maturity..........   At maturity, upon delivery of the Securities to the Trustee, we will pay with respect to the $1,000 principal amount of each Security an amount in cash equal to:

                                   (i) if the Final Average Basket Value is greater than the Initial Basket Value,
                                 $1,000 plus the Supplemental Redemption Amount;

                                   (ii) if the Final Average Basket Value is less than or equal to the Initial Basket
                                 Value, and the Basket Value has not decreased to or below the Trigger Level at any time on any Index Business Day from and including the Basket Setting Date to and including the final Determination Date, $1,000; or

                                   (iii) if the Final Average Basket Value is less than or equal to the Initial Basket
                                 Value, and the Basket Value has decreased to or below the Trigger Level at any time on any Index Business Day from and including the Basket Setting Date to and including the final Determination Date, the product of (x) $1,000 times (y) the Basket Performance
                                 Factor. Because the Basket Performance Factor will be less than or equal to 1.0, this payment will be less than or equal to $1,000.

                                 We shall, or shall cause the Calculation Agent to, (i) provide written notice to the
                                 Trustee and to the Depositary, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000

                                                         PS-13

========================================================================================================================

                                 principal amount of each Security, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii)
                                 deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See
                                 "--Book Entry Security or Certificated Security" below, and see "The Depositary" in the accompanying prospectus supplement.

Supplemental Redemption
Amount.......................   The Supplemental Redemption Amount will be equal to (i) $1,000 times (ii) the Basket
                                Percent Increase times (iii) the Participation Rate. The Calculation Agent will calculate the Supplemental Redemption Amount, if any, on the final Determination Date.

Basket Percent Increase......   The Basket Percent Increase is a fraction, the numerator of which will be the Final
                                Average Basket Value minus the Initial Basket Value and the denominator of which will be the Initial Basket Value. The Basket Percent Increase is described by the following formula:

                                                Final Average Basket Value - Initial Basket Value
                                                -------------------------------------------------
                                                                Initial Basket Value

Basket Setting Date..........   The Index Business Day immediately succeeding January 17, 2006, the date we priced the
                                Securities for initial sale to the public; provided that if a Market Disruption Event occurs on such date with respect to any Basket Index, the Basket Setting Date with respect to such Basket Index will be the immediately succeeding Index Business Day for such Basket Index on which no Market Disruption Event shall have occurred.

Basket Performance Factor....   A fraction, the numerator of which is the Final Average Basket Value and the denominator of which is the Initial Basket Value.

Participation Rate...........   132%.

Trigger Level................   75, which is 75% of the Initial Basket Value.

Basket.......................   The Basket is initially composed of the Basket Indices set forth in the table under
                                "--Basket Indices" below, and consists of a fractional value of each Basket Index equal to the Multiplier with respect to such Basket Index. On the Basket Setting Date, the
                                Multiplier for each Basket Index will be calculated so that the Basket will be weighted among the Basket Indices as set forth in the table under "--Basket Indices" below, based on the Closing Values of each of the Basket Indices.

Basket Indices...............   The Basket Indices are the indices set forth in the table below. The table also indicates the percentage of the Initial Basket Value represented by each of the indices contained in the Basket, the Closing Values of each of the Basket Indices used to calculate its Multiplier and the Multiplier for each of the Basket Indices.

                                                         PS-14

========================================================================================================================

                                                         Percentage
                                                           Weight       Initial
                                                         of Initial     Closing
                                      Basket Index      Basket Value     Value    Multiplier
                                -------------------- ---------------- ---------- ------------
                                Nikkei 225 Index            30%        15341.18   0.00195552
                                MSCI China Index            20%           31.93   0.62637019
                                Kospi 200 Index             20%          173.81   0.11506818
                                MSCI Taiwan Index           20%          274.32   0.07290755
                                Hang Seng Index             10%        15481.21   0.00064594

                                In this pricing supplement references to Basket Indices will include any Successor
                                Indices (as defined under "--Discontinuance of a Basket Index; Alteration of Method of
                                Calculation" below), unless the context requires otherwise.

Index Value..................   The Index Value with respect to any Basket Index at any time on any Index Business Day will equal the value of that Basket Index or any Successor Index (as defined below)
                                published by the publisher of the relevant Basket Index at such time on such Index
                                Business Day.

Closing Value................   The Closing Value with respect to any Basket Index on any Index Business Day will equal the closing Index Value of that Basket Index or any Successor Index (as defined under
                                "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below)
                                published by the publisher of the relevant Basket Index at the regular weekday close of trading on that Index Business Day. In certain circumstances, the Closing Value for a
                                Basket Index will be based on an alternate calculation of the Basket Index described under "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

Basket Closing Value.........   The Basket Closing Value on any Determination Date will equal the sum of the products of
                                (i) the Closing Value of each Basket Index times (ii) the Multiplier for such Basket
                                Index, as determined on such Determination Date.

Multiplier...................   The Multiplier for each of the Basket Indices is set forth in the table under "--Basket
                                Indices" above and will remain constant for the term of the Securities. The Multiplier for each of the Basket Indices was calculated on the Basket Setting Date so that the
                                Initial Basket Value is 100.

Initial Basket Value.........   100.

Basket Value.................   The Basket Value at any time on any Index Business Day will equal the sum of the products of (i) the Index Value of each Basket Index times (ii) the Multiplier for such
                                Basket Index, each as determined at such time on such Index Business Day by the
                                Calculation Agent.

Final Average Basket Value...   The Final Average Basket Value will be the arithmetic average of the Basket Closing
                                Values on the six Determination Dates, as calculated by the Calculation Agent on the final Determination Date. In certain circumstances, the Final Average Basket Value will be based on an alternate calculation of the Basket Indices described under
                                "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

                                                         PS-15

========================================================================================================================

Determination Dates..........   The Determination Dates will be August 20, 2010, September 20, 2010, October 20, 2010,
                                November 20, 2010, December 20, 2010 and January 18, 2011, in each such case subject to adjustment for non-Index Business Days or Market Disruption Events with respect to a
                                Basket Index as described in the two following paragraphs.

                                If any of the first five scheduled Determination Dates is not an Index Business Day or
                                if there is a Market Disruption Event on any such date with respect to any Basket Index, such Determination Date with respect to that Basket Index will be the immediately succeeding Index Business Day during which no Market Disruption Event shall have occurred with respect to that Basket Index; provided that, with respect to any Basket
                                Index, if a Market Disruption Event has occurred on each of the five Index Business Days immediately succeeding any of the first five scheduled Determination Dates, the
                                Calculation Agent will determine the applicable Index Closing Value and the related
                                Basket Closing Value on such fifth succeeding Index Business Day in accordance with the formula for calculating the value of the applicable Basket Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such fifth succeeding Index
                                Business Day of each security most recently comprising the applicable Basket Index;
                                provided further that a Market Disruption Event with respect to any particular Basket
                                Index will not be a Market Disruption Event with respect to any other Basket Index.

                                If January 18, 2011 (the final scheduled Determination Date, which date will be four
                                Trading Days prior to the Maturity Date), is not an Index Business Day or if there is a
                                Market Disruption Event with respect to any Basket Index on such day, the final
                                Determination Date for such Basket Index will be the immediately succeeding Index
                                Business Day during which no Market Disruption Event shall have occurred; provided that a Market Disruption Event with respect to any particular Basket Index will not be a
                                Market Disruption Event with respect to any other Basket Index.

Index Business Day...........   Any day other than a Saturday or Sunday on which any relevant Closing Value is calculated.

Trading Day..................   A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange, Inc.
                                ("AMEX"), the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago
                                Board of Options Exchange, in the over-the-counter market for equity securities in the
                                United States.

                                                         PS-16

========================================================================================================================

Book Entry Security or
  Certificated Security......   Book Entry. The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Securities. Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry securities, please read
                                "The Depositary" in the accompanying prospectus supplement and "Form of
                                Securities--Global Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated
Note.........................   Senior

Trustee......................   JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent........................   MS & Co.

Calculation Agent............   MS & Co.

                                All determinations made by the Calculation Agent will be at the sole discretion of the
                                Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                All calculations with respect to any Index Values, the Multipliers, the Basket Closing
                                Values on each Determination Date, the Final Average Basket Value, the Basket
                                Performance Factor, the Supplemental Redemption Amount, if any, and the Payment at
                                Maturity will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .7765453215 would be rounded to .776545322); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

                                Because the Calculation Agent is our affiliate, the economic interests of the
                                Calculation Agent and its affiliates may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the
                                Calculation Agent must make in determining any Basket Closing Values, the Final Average
                                Basket Value, the Basket Performance Factor, whether any Basket Value has decreased to or below the Trigger Level at any time during the term of the Securities, the
                                Supplemental Redemption Amount, if any, and the Payment at Maturity, if any, or whether a Market Disruption Event has occurred. See "--Market Disruption Event" above and
                                "--Discontinuance of a Basket Index; Alteration of

                                                         PS-17

========================================================================================================================

                                Method of Calculation" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event......   Market Disruption Event means, with respect to any Basket Index:

                                        (i) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of such
                                    Basket Index (or the Successor Index) on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s);
                                    or a breakdown or failure in the price and trade reporting systems of any Relevant
                                    Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of such Basket Index (or the Successor
                                    Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such Basket
                                    Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion;
                                    and

                                        (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such Basket Index with respect to the Securities.

                                For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in a Basket Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such Basket Index shall be based on a comparison of (x) the portion of the value of such Basket Index attributable to that security relative to (y) the overall value of such Basket Index, in each case immediately before that suspension or limitation.

                                For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market
                                Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a
                                Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE
                                Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,
                                (4) a suspension of trading in futures or options contracts on a Basket Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities

                                                         PS-18

========================================================================================================================

                                exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to a
                                Basket Index and (5) a "suspension, absence or material limitation of trading" on any
                                Relevant Exchange or on the primary market on which futures or options contracts related to a Basket Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange............   Relevant Exchange means the primary exchange or market of trading for any security then included in any Basket Index or any Successor Index.

Alternate Exchange
  Calculation in Case of an
  Event of Default............  In case an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable per Security upon any acceleration of the Securities shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as though the Basket Closing Value for any Determination Date scheduled to occur on or after the date of such acceleration were the Basket Closing Value on the date of acceleration.

                                If the maturity of the Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Discontinuance of a Basket
 Index; Alteration of
 Method of Calculation.......   If the publication of any Basket Index is discontinued and a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a
                                "Successor Index") is published, then any subsequent Index Value will be determined by reference to the value of such Successor Index at such time and on such date that any
                                Index Value is to be determined.

                                Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent
                                will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the Securities, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the
                                Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                If the publication of a Basket Index is discontinued prior to, and such discontinuance is continuing on, the date that any Index Value is to be determined and MS & Co., as the
                                Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the relevant Index
                                Value for such date. Following any such determination, the Calculation Agent will not compute the intraday values on any Index Business Day and will instead rely on the
                                Closing Value as computed

                                                          PS-19

========================================================================================================================

                                by the Calculation Agent for the purpose of determining whether the Basket Value equals or exceeds the Trigger Level. The Closing Value will be computed by the Calculation
                                Agent in accordance with the formula for calculating such Closing Value last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such Basket Index on the
                                Relevant Exchange. Notwithstanding these alternative arrangements, discontinuance of the publication of any of the Basket Indices may adversely affect the value of the
                                Securities.

                                If at any time the method of calculating a Basket Index or a Successor Index, or the value thereof, is changed in a material respect, or if a Basket Index or a Successor
                                Index is in any other way modified so that such index does not, in the opinion of MS &
                                Co., as the Calculation Agent, fairly represent the value of such Basket Index or such
                                Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Value for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such
                                Basket Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Final
                                Average Basket Value with reference to such Basket Index or such Successor Index, as adjusted. Accordingly, if the method of calculating such Basket Index or a Successor
                                Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the
                                Calculation Agent will adjust such index in order to arrive at a value of such Basket
                                Index or such Successor Index as if it had not been modified (i.e., as if such split had not occurred).

The Basket Indices ..........   We have derived all information regarding the Basket Indices contained in this pricing supplement, including their method of calculation, from publicly available sources, including the websites of the various index publishers and other sources we believe to be reliable. We make no representation or warranty as to the accuracy or completeness of such information, nor do we incorporate any such information into this pricing supplement.

The Nikkei 225 Index.........   The Nikkei 225 Index is a stock index calculated, published and disseminated by Nihon
                                Keizai Shimbun, Inc., which is commonly referred to as Nikkei, that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index currently is based on 225 underlying stocks (the "Underlying Stocks") trading on the Tokyo Stock
                                Exchange (the "TSE") representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the
                                TSE. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the
                                Nikkei 225 Index) be included in the Nikkei 225 Index.

                                                         PS-20

========================================================================================================================

                                The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and
                                Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications.

                                The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock
                                (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE).
                                The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

                                An Underlying Stock may be deleted or added by Nikkei. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second
                                Section. In addition, a component stock transferred to the "Kanri-Post" (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei. Upon deletion of a stock from the
                                Underlying Stocks, Nikkei will select a replacement for such deleted Underlying Stock in accordance with certain criteria.

                                A list of the issuers of the Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market
                                Indices Data Book published by Nikkei. Nikkei may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei first calculated and published the Nikkei 225
                                Index in 1970.

The MSCI China Index.........   The MSCI China Index is a stock index calculated, published and disseminated daily by
                                MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.
                                Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI Japan Index.

                                The MSCI China Index was originally designed as a benchmark representing PRC companies that are freely available only to non-PRC domestic investors. It was developed with a base value of 100 as of December 31, 1992. The Index is free-float weighted equity index, calculated in HK dollars and published in real time. Securities eligible for inclusion include H-shares, red chip shares, B-shares and N-shares.

                                                         PS-21

========================================================================================================================

                                B-shares are incorporated in China and trade on either the Shanghai or Shenzhen Stock
                                Exchanges. They are quoted in US dollars on the Shanghai Stock Exchange and HK dollars on the Shenzhen Stock Exchange. They can be traded by non-residents with appropriate foreign currency dealing accounts. H-shares are incorporated in China and trade on the
                                Hong Kong Stock Exchange. They are quoted in HK dollars. There are no resident restrictions on who can trade H-shares. N-shares are incorporated in China and trade on the New York Stock Exchange. They are quoted in US dollars. There are no resident restrictions on who can trade N-shares. Red Chip shares are incorporated in Hong Kong and traded on the Hong Kong Stock Exchange. They are quoted in HK dollars. Red Chip companies are substantially owned directly or indirectly by the Chinese government and have the majority of their business interest in mainland China. Like H- shares, there are no resident restrictions on who can trade Red Chip shares.

                                Free-float adjustments are applied to an index constituent's total shares outstanding to determine its index weight. Adjustments are made to excluded those shares held by controlling group such as government holdings, foreign ownership limits, cross holdings and family holdings. The resulting shares outstanding after free-float is applied represents the true number of shares available for institutional and retail investors in the marketplace. The weighting of a company in the Index is intended to be a reflection of the current importance of that company in the market as a whole. Stocks are selected and weighted according to market capitalization according to the same consistent methodology that is applied to all MSCI indices globally. The quarterly review of the
                                Index constituents take place in March, June, September and December.

The Kospi 200 Index.........    The Kopsi 200 Index (the "KOSPI2 Index") is calculated, published and disseminated by the Korea Stock Exchange ("KSE"). KSE owns the copyright and all other rights to the
                                KOSPI2 Index. KSE has no obligation to continue to publish, and may discontinue publication of, the KOSPI2 Index. The KOSPI2 Index, which is the underlying index for stock index futures and options trading, is composed of 200 blue chips and accounts for about 93% of the total market capitalization. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in the industry groups they belong. The base date for the index is January 3,
                                1990 and the base index is 100.

                                The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI2 Index falls by 10 percent or more from the previous day's closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price. As a result of the foregoing, variations in the KOSPI2 Index may be limited by suspension of trading of the KOSPI2
                                Index Constituent Stocks, individually or in the aggregate, which may in turn adversely affect the value of the Securities.

The MSCI Taiwan Index........   The MSCI Taiwan IndexSM is an equity index of securities listed on the Taiwan Stock
                                Exchange. The index has a base date of January 1, 1998 and, as of May 31, 2004, the index contained 100 securities with a total market capitalization of US$107.12 billion.
                                On January

                                                         PS-22

========================================================================================================================

                                9, 1997 futures contracts on the MSCI Taiwan Index began trading on the Singapore
                                Exchange Limited. Exchange traded funds (ETFs) based on the index are traded on both the
                                American Stock Exchange and the Hong Kong Stock Exchange. The MSCI Taiwan Index is a
                                free float-adjusted market capitalization index. It is calculated daily in US dollars and published in real time in Taiwan Dollars, every 15 seconds during market trading hours.

                                MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following: each company's business activities and the diversification that its securities would bring to the index. All other things being equal, MSCI targets for inclusion the most sizable securities in an industry group. Securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, presently, a security will be eligible for inclusion in the MSCI Taiwan Index if it achieves a free float adjusted market capitalization of
                                U.S.$ 400 million and will be eligible for deletion if such capitalization falls below
                                U.S.$ 200 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

                                MSCI targets for inclusion the most liquid securities in an industry group. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock's relative standing within Taiwan and between cycles. Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan
                                Index.

                                There are three broad categories of MSCI Taiwan Index maintenance: an annual full country index review that reassesses the various dimensions of the equity universe in
                                Taiwan; quarterly index reviews, aimed at promptly reflecting other significant market events; and ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

The Hang Seng Index..........   The Hang Seng Index ("HSI") is compiled, published and managed by HSI Services Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969. The HSI is a market capitalization weighted stock market index in the Stock Exchange of Hong Kong Ltd. (the "SEHK") consisting of 33 constituent stocks that account for about 70% of the total market capitalization of all stocks listed on the SEHK.

                                Constituent stocks of the HSI are selected by a rigorous process of detailed analysis, supported by extensive external consultations. To be eligible for selection, a company:
                                (1) must be among those that constitute the top 90% of the total market capitalization of all ordinary shares listed on the SEHK (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover on the SEHK (turnover is aggregated and individually assessed for eight quarterly

                                                         PS-23

========================================================================================================================

                                sub-periods for the past 24 months); (3) should normally have a listing history of 24 months; and (4) should not be a foreign company as defined by the SEHK. From the many eligible candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3)
                                the financial performance of the companies.

                                The Hang Seng Index is denominated in dollars and, as a result, the contribution to the value of the index basket by the Hang Seng Index and the dividends paid by the stocks included in that index will be affected by changes in the exchange rate between the
                                United States dollars and the Hong Kong dollar.

Historical Information........  The following tables set forth the published high, low and end-of-quarter Closing Values for each of the Basket Indices during 2001, 2002, 2003, 2004, 2005 and during 2006 through January 18, 2006. The Closing Values of each of the Nikkei 225 Index, MSCI China
                                Index, Kospi 200 Index, MSCI Taiwan Index and Hang Seng Index on January 18, 2006 were
                                15,341.18, 31.93, 173.81, 274.32 and 15,481.21, respectively. We obtained the information in the tables and the graph below from Bloomberg Financial Markets, without independent verification, and we believe such information to be accurate.

                                The historical values of the Basket Indices should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket Indices on the Determination Dates. The Basket Closing Value may fall below the Trigger Level on any day during the term of the Securities and the Final Average Basket Value may be
                                lower than the Initial Basket Value on the final Determination Date, in which case you will receive an amount that is less than the $1,000 principal amount of the Securities at maturity, and which may be zero. We cannot give you any assurance that the Initial
                                Basket Value will increase so that at maturity you receive a payment in excess of the principal amount of Securities. Because your return is linked to the value of the Basket
                                Indices at maturity, there is no guaranteed return of principal. If the Basket drops below 75% of the Initial Basket Value at any time during the term of the Securities, and the Final Average Basket Value is less than the Initial Basket Value, you will lose money on your investment.

                                     Nikkei 225 Index         High          Low      Period End
                                ------------------------ ------------ ------------ ------------
                                2001
                                First Quarter..........    14,032.42    11,819.70    12,999.70
                                Second Quarter.........    14,529.41    12,574.26    12,969.05
                                Third Quarter..........    12,817.41     9,504.41     9,774.68
                                Fourth Quarter.........    11,064.30     9,924.23    10,542.62
                                2002
                                First Quarter..........    11,919.30     9,420.85    11,024.94
                                Second Quarter.........    11,979.85    10,074.56    10,621.84
                                Third Quarter..........    10,960.25     9,075.09     9,383.29
                                Fourth Quarter.........     9,215.56     8,303.39     8,578.95
                                2003
                                First Quarter..........     8,790.92     7,862.43     7,972.71
                                Second Quarter.........     9,137.14     7,607.88     9,083.11
                                Third Quarter..........    11,033.32     9,265.56    10,219.05
                                Fourth Quarter.........    11,161.71     9,614.60    10,676.64
                                2004
                                First Quarter..........    11,770.65    10,365.40    11,715.39
                                Second Quarter.........    12,163.89    10,505.05    11,858.87

                                                         PS-24

========================================================================================================================

                                     Nikkei 225 Index         High          Low      Period End
                                ------------------------ ------------ ------------ ------------
                                Third Quarter..........    11,896.01    10,687.81    10,823.57
                                Fourth Quarter.........    11,488.76    10,659.15    11,488.76
                                2005
                                First Quarter..........    11,966.69    11,238.37    11,668.95
                                Second Quarter.........    11,874.75    10,825.39    11,584.01
                                Third Quarter..........    13,617.24    11,565.99    13,574.30
                                Fourth Quarter.........    16,344.20    13,106.18    16,111.43
                                2006
                                First Quarter (through
                                   January 18, 2006)...    16,454.95     15,341.18    15,341.18

                                     MSCI China Index        High       Low      Period End
                                ------------------------- --------- ----------- ------------
                                2001
                                First Quarter..........     26.20      19.28       19.84
                                Second Quarter.........     24.14      17.82       22.97
                                Third Quarter..........     23.43      12.93       14.93
                                Fourth Quarter.........     17.62      14.00       16.84
                                2002
                                First Quarter..........     17.60      14.77       16.23
                                Second Quarter.........     17.95      15.87       16.41
                                Third Quarter..........     16.81      13.98       14.03
                                Fourth Quarter.........     15.23      13.43       14.14
                                2003
                                First Quarter..........     15.47      13.64       13.93
                                Second Quarter.........     16.71      13.11       16.31
                                Third Quarter..........     19.75      16.31       18.93
                                Fourth Quarter.........     25.49      18.93       25.49
                                2004
                                First Quarter..........     27.12      23.69       24.72
                                Second Quarter.........     25.65      19.02       22.46
                                Third Quarter..........     24.37      21.14       24.09
                                Fourth Quarter.........     26.09      23.15       25.31
                                2005
                                First Quarter..........     26.69      23.90       25.31
                                Second Quarter.........     26.24      24.27       26.07
                                Third Quarter..........     29.93      25.52       29.42
                                Fourth Quarter.........     29.59      26.07       29.27
                                2006
                                First Quarter (through
                                   January 18, 2006)...     32.31      29.27       31.93

                                     Kospi 200 Index         High        Low     Period End
                                ------------------------- ---------- ---------- ------------
                                2001
                                First Quarter..........     79.47       65.16      65.16
                                Second Quarter.........     78.85       60.96      73.20
                                Third Quarter..........     73.45       58.03      58.91
                                Fourth Quarter.........     88.25       61.04      86.97
                                2002
                                First Quarter..........     112.68      88.63     111.84
                                Second Quarter.........     117.66      88.61      93.69
                                Third Quarter..........     101.05      81.37      81.37
                                Fourth Quarter.........     93.52       73.35      79.87
                                2003
                                First Quarter..........     84.92       65.64      68.05
                                Second Quarter.........     88.11       68.40      85.47
                                Third Quarter..........     98.87       86.15      89.55
                                Fourth Quarter.........     106.48      90.63     105.21
                                2004
                                First Quarter..........     119.28     106.65     115.98
                                Second Quarter.........     122.44      94.05     101.85
                                Third Quarter..........     110.42      93.19     107.69
                                Fourth Quarter.........     115.25     104.13     115.25
                                2005
                                First Quarter..........     131.97     112.71     124.78
                                Second Quarter.........     130.39     117.58     129.43

                                                         PS-25

========================================================================================================================

                                     Kospi 200 Index         High        Low     Period End
                                ------------------------- ---------- ---------- ------------
                                Third Quarter..........     159.06     130.54     157.55
                                Fourth Quarter.........     177.43     146.55     177.43
                                2006
                                First Quarter (through
                                   January 18, 2006)...     182.39     173.81     173.81

                                    MSCI Taiwan Index        High        Low     Period End
                                ------------------------ ------------- ------- -------------
                                2001
                                First Quarter..........     282.59     227.74     260.30
                                Second Quarter.........     252.54     220.42     227.57
                                Third Quarter..........     229.46     158.15     164.63
                                Fourth Quarter.........     258.44     155.96     255.59
                                2002
                                First Quarter..........     282.99     246.39     277.77
                                Second Quarter.........     289.96     223.34     227.30
                                Third Quarter..........     240.93     178.84     178.86
                                Fourth Quarter.........     210.31     162.81     189.53
                                2003
                                First Quarter..........     216.15     181.33     184.08
                                Second Quarter.........     219.73     177.59     210.88
                                Third Quarter..........     258.49     217.56     250.04
                                Fourth Quarter.........     273.90     248.82     259.11
                                2004
                                First Quarter..........     300.55     261.11     277.02
                                Second Quarter.........     292.39     233.12     248.25
                                Third Quarter..........     249.84     224.29     243.79
                                Fourth Quarter.........     257.67     234.90     257.67
                                2005
                                First Quarter..........     261.15     240.29     247.50
                                Second Quarter.........     266.97     235.89     260.81
                                Third Quarter..........     271.34     247.38     256.41
                                Fourth Quarter.........     277.65     235.23     275.81
                                2006
                                First Quarter (through
                                   January 18, 2006)...     285.78     271.99     274.32

                                     Hang Seng Index          High        Low       Period End
                                ------------------------ ------------ --------- ---------------
                                2001
                                First Quarter..........    16,163.99   12,583.36    12,760.64
                                Second Quarter.........    13,877.95   12,063.71    13,042.53
                                Third Quarter..........    13,207.53    8,934.20     9,950.70
                                Fourth Quarter.........    11,847.06    9,797.54    11,397.21
                                2002
                                First Quarter..........    11,892.64   10,409.68    11,032.92
                                Second Quarter.........    11,974.61   10,355.92    10,598.55
                                Third Quarter..........    10,843.15    9,072.21     9,072.21
                                Fourth Quarter.........    10,227.01    8,858.69     9,321.29
                                2003
                                First Quarter..........     9,873.49    8,634.45     8,634.45
                                Second Quarter.........    10,030.37    8,409.01     9,577.12
                                Third Quarter..........    11,295.89    9,602.62    11,229.87
                                Fourth Quarter.........    12,594.42   11,546.12    12,575.94
                                2004
                                First Quarter..........    13,928.38   12,427.34    12,681.67
                                Second Quarter.........    13,031.81   10,967.65    12,285.75
                                Third Quarter..........    13,304.48   11,932.83    13,120.03
                                Fourth Quarter.........    14,266.38   12,818.10    14,230.14
                                2005
                                First Quarter..........    14,237.42   13,386.99    13,516.88
                                Second Quarter.........    14,287.44   13,355.23    14,201.06
                                Third Quarter..........    15,466.06   13,964.47    15,428.52
                                Fourth Quarter.........    15,394.39   14,215.83    14,876.43
                                2006
                                First Quarter (through
                                   January 18, 2006)...    15,787.97   14,944.77    15,481.21

                                                         PS-26

========================================================================================================================

                                                          *    *    *

                                The following graph shows the historical daily values for a basket composed of the
                                Basket Indices, assuming that the Multiplier for each Basket Index had been determined so that each of the Basket Indices would represent its proportionate value of the
                                Initial Basket Value of 100 on January 18, 2006. We obtained the information in the chart below from Bloomberg Financial Markets, without independent verification. The graph covers the period from January 1, 2001 through January 18, 2006. Because the actual Multiplier for each Basket Index will be calculated on the Basket Setting Date, they will be different than the Multipliers used in this illustration. As a result, the historical performance of the Basket will be different from the Basket Closing Values represented in the graph below. In any event the historical performance of the Basket cannot be taken as an indication of its future performance.

Use of Proceeds and
  Hedging....................   The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the
                                Securities through one or more of our subsidiaries. The original issue price of the
                                Securities includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                                         PS-27

========================================================================================================================

                                On or prior to the day we priced the Securities for initial sale to the public, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Securities by taking positions in futures contracts on the Basket Indices. Such purchase activity could potentially have increased the value of the Basket Indices, and, therefore, effectively increased the value at which the Basket Indices must close on the
                                Determination Dates before you would receive at maturity a payment that exceeds the principal amount of the Securities. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Securities, including on the
                                Determination Dates, by purchasing and selling the stocks underlying the Basket Indices, futures or options contracts on the Basket Indices or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Determination Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Indices and, therefore, adversely affect the value of the Basket Indices on the Determination
                                Dates or the payment that you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution...............   Under the terms and subject to conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Securities set forth on the cover of this pricing supplement.
                                The Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of 3.00% per Security to other dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. After the
                                initial offering of the Securities, the Agent may vary the offering price and other selling terms from time to time.

                                We expect to deliver the Securities against payment therefor in New York, New York on
                                January 23, 2006, which will be the fourth scheduled Business Day following the date of this pricing supplement and of the pricing of the Securities. Under Rule 15c6-1 of the
                                Exchange Act, trades in the secondary market generally are required to settle in three
                                Business Days, unless the parties to any such trade expressly agree otherwise.
                                Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the Securities initially will settle in four Business Days (T+4), to specify alternative settlement arrangements to prevent a failed settlement.

                                In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities.
                                Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities, for its own account. The Agent must close out any naked short position by purchasing the
                                Securities in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the
                                Securities in the open market after pricing that could adversely affect investors who

                                                         PS-28

========================================================================================================================

                                purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Securities or its component stocks in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the
                                Agent has entered into a hedging transaction with us in connection with this offering of
                                Securities. See "--Use of Proceeds and Hedging" above.

                                General

                                No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the
                                Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                The Agent has represented and agreed, and each dealer through which we may offer the
                                Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the
                                Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities.
                                We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                These Securities may not be offered or sold to (a) a "Person Resident in India" as that term is defined in the Foreign Exchange Management Act, 1999 (the "Act"), or (b) a
                                "Non-Resident Indian", a Person of Indian Origin" or an "Overseas Corporate Body" as
                                those terms are defined in the Foreign Exchange Management (Deposit) Regulations 2000 as
                                notified by the Reserve Bank of India (the "Regulations"). No orders for Securities described in this pricing supplement will be accepted from a location in India. The
                                Securities may not be sold or otherwise transferred to any person that is believed, or reasonably believed, to be a Person Resident in India, a Non-Resident Indian, a Person
                                of Indian Origin or an Overseas Corporate Body, or any entity or person who is not a
                                Regulated Entity as defined in Regulation 15A of the FII Regulations and Circular NO.
                                IMD/CUST/13/2004 issued by the Securities Exchange Board of India.

                                                         PS-29

========================================================================================================================

                                Additionally, the Securities may be sold, disposed or exchanged only in transactions with us or our affiliates and may not be sold, disposed or exchanged in any sort of transaction with another party without our prior written consent.

ERISA Matters for Pension
  Plans and Insurance
  Companies...................  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                                Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person"
                                within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans
                                (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Securities are acquired by or with the assets of a
                                Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules could result in an excise tax or other liabilities under ERISA and/or
                                Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                Because we may be considered a party in interest with respect to many Plans, the
                                Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity
                                (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Securities that either (a) it is not a Plan or

                                                         PS-30

========================================================================================================================

                                a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of
                                Section 406 of ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                Purchasers of the Securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

License Agreement between
 Nikkei and Morgan Stanley...   As of the Settlement Date, we expect to receive the consent of Nikkei, the publisher of the Nikkei 225 Index, to use and refer to the Nikkei 225 Index in connection with the
                                Securities. Nikkei has the copyright to the Nikkei 225 Index. All rights to the Nikkei
                                225 Index are owned by Nikkei. We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the
                                Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the Securities; it does not sponsor, endorse, authorize, sell or promote the Securities, and has no obligation or liability in connection with the administration, marketing or trading of the Securities or with the calculation of the Payment at Maturity, as described above.

License Agreement between
  MSCI and Morgan Stanley....   MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Japan Index, which is owned and published by
                                MSCI, in connection with certain securities, including the Securities. The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                The Securities are not sponsored, endorsed, sold or promoted by MSCI, any affiliate of
                                MSCI (save the issuer, being an affiliate of MSCI) or any other person involved in, or related to, making or compiling any MSCI Index (collectively, the "MSCI Parties").

                                                         PS-31

========================================================================================================================

                                The MSCI Indexes are the exclusive property of MSCI. MSCI and the MSCI Index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Morgan Stanley. No MSCI Party makes any representation or warranty, express or implied, to the investors in the Securities or any member of the public regarding the advisability of investing in financial securities generally or in the Securities particularly or the ability of any MSCI Index to track corresponding stock market performance. MSCI or its affiliates are the licensors of certain trademarks, service marks and trade names and of the MSCI Indexes which are determined, composed and calculated by MSCI without regard to the Securities or the issuer or investor in the
                                Securities. No MSCI party has any obligation to take the needs of the issuers or investors in the Securities into consideration in determining, composing or calculating the MSCI Indexes. No MSCI Party is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are redeemable for cash. No MSCI party has any obligation or liability to the investors in the Securities in connection with the administration, marketing or offering of the
                                Securities.

                                Although MSCI shall obtain information for inclusion in or for use in the calculation of the MSCI Indexes from sources that MSCI considers reliable, no MSCI Party warrants or guarantees the originality, accuracy and/or the completeness of any MSCI Index or any data included therein. No MSCI Party makes any warranty, express or implied, as to results to be obtained by the issuer of the Securities, investors in the Securities, or any other person or entity, from the use of any MSCI Index or any data included therein.
                                No MSCI party shall have any liability for any errors, omissions or interruptions of or in connection with any MSCI Index or any data included therein. Further, no MSCI Party makes any express or implied warranties of any kind, and each MSCI Party hereby expressly disclaims all warranties of merchantability and fitness for a particular purpose, with respect to any MSCI Index and any data included therein. Without limiting any of the foregoing, in no event shall any MSCI Party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

                                The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability that the issuer may make elsewhere in this pricing supplement or the accompanying prospectus supplement or prospectus or otherwise to prospective or actual purchasers of or investors in the Securities.

                                No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark in any manner of endorsement without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with
                                MSCI without the prior written permission of MSCI.

                                                         PS-32

========================================================================================================================

                                "MSCI China IndexSM" and "MSCI Taiwan IndexSM" are service marks of MSCI and have been licensed for use by Morgan Stanley. The Securities are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the Securities.

License Agreement between
  the Korean Stock Exchange
  and Morgan Stanley.........   We have been granted by the Korean Stock Exchange (the "KSE") a non-transferable, non-exclusive license to use the Kospi 200 Index as a component of the Securities and refer to the Kospi 200 Index in connection with the marketing and promotion of
                                Securities and in connection with making such disclosure about the Securities. We acknowledge that the Kospi 200 Index is selected, compiled, coordinated, arranged and prepared by KSE, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by KSE. We acknowledge that Kospi 200 Index and the Kospi marks are the exclusive property of KSE, that KSE has and retains all property rights therein (including, but not limited to trademarks and copyrights) and that the Kospi 200 Index and its compilation and composition and changes therein are in the complete control and sole discretion of KSE.

License Agreement between
  HSI Services Limited and
  Morgan Stanley.............   All information in this pricing supplement regarding the Hang Seng Index including, without limitation, its make-up, method calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by HSI Services Limited or any of its affiliates (the "HS Index
                                Sponsor") and Hang Seng Data Services Limited. The HS Index Sponsor has no obligation to
                                HS Index in connection with the issuance of certain securities, including the
                                Securities. Morgan Stanley is not affiliated with the HS Index Sponsor; the only relationship between the HS Index Sponsor and Morgan Stanley is the expected licensing of the use of HS Index and trademarks related to the HS Index.

                                The Hang Seng Index is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name "Hang Seng Index" and its Chinese equivalent are proprietary to Hang Seng Data Services Limited. HSI Services
                                Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by licensee in connection with the Securities, but neither HSI
                                Services Limited nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the Securities or any other person the accuracy or completeness of the Hang Seng Index and its computation or any inaccuracies, omissions or errors of HSI in computing the Hang Seng Index. Any person dealing with the
                                Securities shall place no reliance whatsoever on HSI and or HSDS not bring any claims or legal proceedings against HAS or HSDS in any manner whatsoever.

United States Federal Income
  Taxation...................   The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the Securities that (i) purchase the Securities at the Issue Price and (ii) will hold the Securities as capital assets within the meaning of Section 1221 of the Code. Unless otherwise specifically indicated,

                                                         PS-33

========================================================================================================================

                                this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of the investor's particular circumstances or to investors that are subject to special rules, such as:

                                   o  tax-exempt organizations;

                                   o  certain financial institutions;

                                   o  dealers and certain traders in options, securities or foreign currencies;

                                   o  persons who hold a Security as part of a hedging transaction, straddle, conversion or other integrated transaction;

                                   o  U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

                                   o  partnerships or other entities classified as partnerships;

                                   o  regulated investment companies;

                                   o  real estate investment trusts;

                                   o  nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                                   o  corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                                   o  Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                                   o  Non-U.S. Holders for whom income or gain in respect of a Security is effectively connected with a trade or business in the United States; and

                                   o  Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                      911(d)(3) of the Code) in the United States.

                                If you are considering purchasing the Securities, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under U.S. federal estate tax law or the laws of any state, local or foreign taxing jurisdiction.

                                General

                                In the opinion of Davis Polk & Wardwell, which is based on a representation received from us as to the existence of a substantial risk that an initial investor will lose a significant amount of its investment, the purchase and ownership of a Security should be treated as an "open transaction" with respect to the Basket for U.S. federal income tax purposes. While other characterizations of the Securities could be asserted by the
                                Internal Revenue Service (the "IRS"), as discussed below, the following discussion assumes that this characterization of the Securities will be respected.

                                U.S. Holders

                                This section only applies to you if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the
                                Securities. As used herein, the term "U.S. Holder" means a beneficial owner of a
                                Security that is for U.S. federal income tax purposes:

                                                         PS-34

========================================================================================================================

                                   o  a citizen or resident of the United States;

                                   o  a corporation created or organized under the laws of the United States or any political subdivision thereof; or

                                   o  an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                Tax Treatment of the Securities

                                Assuming the characterization of the Securities as set forth above, Davis Polk &
                                Wardwell believes that the following U.S. federal income tax consequences should result.

                                Tax Basis. A U.S. Holder's tax basis in a security will equal the amount paid by the
                                U.S. Holder to acquire the security.

                                Settlement of a Security at Maturity. Upon receipt of cash at maturity, a U.S. Holder will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the Security.

                                Sale, Exchange, Redemption or Other Disposition of a Security. Upon a sale, exchange, redemption or other disposition of a Security prior to its maturity, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition and the U.S. Holder's tax basis in the Security sold, exchanged, redeemed or otherwise disposed. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the Security for more than one year at the time of disposition.

                                Possible Alternative Tax Treatments of an Investment in the Securities

                                Due to the absence of authorities that directly address the proper tax treatment of the
                                Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Securities under
                                Treasury regulations governing contingent payment debt instruments (the "Contingent
                                Payment Regulations").

                                If the IRS were successful in asserting that the Contingent Payment Regulations applied to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the Securities every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, redemption or other disposition of the Securities would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                Even if the Contingent Payment Regulations do not apply to the Securities, other alternative U.S. federal income tax characterizations of the Securities are possible which, if applied, could also affect the timing and character of the income or loss with respect to the

                                                         PS-35

========================================================================================================================

                                Securities. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities.

                                Backup Withholding and Information Reporting

                                A U.S. Holder may be subject to backup withholding in respect of amounts paid to the
                                U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the
                                U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                                In addition, a U.S. Holder may be subject to information reporting in respect of the amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                Non-U.S. Holders

                                This section only applies to you if you are a Non-U.S. Holder. As used herein, the term
                                "Non-U.S. Holder" means a beneficial owner of a Security that is for U.S. federal income tax purposes:

                                   o  a nonresident alien individual;

                                   o  a foreign corporation; or

                                   o  a foreign trust or estate.

                                A Non-U.S. Holder of a Security generally will not be subject to U.S. federal income or withholding tax or backup withholding, provided that the Non-U.S. Holder complies with certain certification procedures establishing that it is not a United States person for
                                U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a United States person) or otherwise establishes an exemption. Information returns may be filed with the
                                IRS in connection with the payments on the Securities at maturity as well as in connection with the payment of the proceeds from a sale, exchange, redemption or other disposition.

                                If the Securities were recharacterized as debt instruments, any interest treated as paid to a Non-U.S. Holder with respect to the Securities would not be subject to U.S. federal withholding tax, provided generally that the certification requirements described above were satisfied and such Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan
                                Stanley entitled to vote.

                                                         PS-36